Exhibit 3.2

BYLAWS

OF

PRECISION CASTPARTS CORP.

(Amended February 16, 2011)

ARTICLE I

SHAREHOLDERS MEETINGS AND VOTING

1.1    ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Wednesday in the month of August in each year, or on such other date as the Board of Directors shall determine.

1.2    SPECIAL MEETINGS. A special meeting of the shareholders shall be held if called by the Chairman of the Board (“Chairman”) or by the Board of Directors or otherwise as prescribed by statute. The place, time and date for any special meeting of shareholders shall be determined by the Chairman or by the Board of Directors.

1.3    NOTICE OF BUSINESS TO BE CONDUCTED AT MEETINGS OF SHAREHOLDERS AND NOMINATIONS.

(a)Annual Meetings of Shareholders.

(1)Only such business shall be conducted and proposals considered, including the nomination or election of directors, at an annual meeting as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders must be (i) specified in the Corporation's notice of meeting or any supplement thereto, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation who (A) was a shareholder of record of the Corporation when the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation, and (B) is entitled to vote at the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder (even in a circumstance where the election of directors has been brought before the meeting in accordance with clause (i) or (ii) of this Section 1.3(a)(1)), (x) the shareholder must have given timely notice thereof to the Secretary of the Corporation, (y) such other business must otherwise be a proper matter for shareholder action as determined by the Board of Directors and (z) the shareholder's notice must comply with the information requirements of paragraphs (c) and (d) of this Section 1.3. Except for business or proposals (I) properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and (II) included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders.

(2)To be timely, a shareholder notice shall be delivered to the Secretary at the principal executive offices of the Corporation at least 90 days, and no earlier than 120 days, before the first anniversary of the date of the preceding year's annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, notice by the shareholder must be delivered no earlier than 120 days before the annual meeting and no later than the later of 90 days before the annual meeting or 10 days following the day on which public announcement of the date of the meeting is first made by the Corporation). The public announcement of an adjournment or postponement of an annual meeting of shareholders shall not commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(3)Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.3 to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 1.3 shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than 10 days following the day on which the public announcement is first made by the Corporation.

(b)Special Meetings of Shareholders.

(1)The only business that may be conducted at a special meeting of shareholders is the business described in the Corporation's notice of special meeting. If directors are to be elected at a special meeting, nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time the notice provided for in this Section 1.3(b) is delivered to the Secretary of the Corporation, (B) is entitled to vote at the special meeting and (C) complies with the notice procedures set forth in paragraph (b)(2) of this Section 1.3. If a special meeting of shareholders is called to elect one or more directors to the Board of Directors, any shareholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice containing the information and as otherwise required by paragraph (b)(2) of this Section 1.3 is delivered to the Secretary at the principal executive offices of the Corporation not later than 10 days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting. The public announcement of an adjournment or postponement of a special meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(2)For nominations to be properly brought before a special meeting by a shareholder pursuant to clause (ii) of paragraph (b)(1) of this Section 1.3, the shareholder's notice must comply with the information requirements of paragraphs (c) and (d) of this Section 1.3. For any other business to be properly brought before a special meeting by a shareholder, the other business must be a proper matter for shareholder action and the shareholder's demand for the special meeting pursuant to the Oregon Business Corporation Act (the “Act”) must comply with the information requirements of paragraphs (c) and (d) of this Section 1.3.

(c)Information Required in Shareholder Notice. A shareholder notice given pursuant to paragraph (a) or (b) of this Section 1.3 shall contain the following information:

(1)as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder and be accompanied by such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(2)as to any other business the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting the business at the meeting, (iv) any material interest in the business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (v) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, on whose behalf such business is brought or proposal made, on the one hand, and any other person or persons (including their names) on the other hand, in connection with the proposal of such business; and

(3)as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of the shareholder, as they appear on the Corporation's books, and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (ii)(A) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (B) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the

Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such shareholder and beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder and beneficial owner has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 1.3(c) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's or beneficial owner's immediate family sharing the same household, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to (I) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise solicit proxies from shareholders in support of such proposal or nomination, and (v) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Regulation 14A under the Exchange Act.

To be eligible to be a nominee for election as a director of the Corporation, any nominee proposed by a shareholder in accordance with Section 1.3(c)(1) must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.3) to the Secretary at the principal executive offices of the Corporation: (A) a written questionnaire (which questionnaire shall be provided by the Secretary upon written request) with respect to the background and qualification of such proposed nominee; (B) a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee's ability to comply, if elected as a director of the Corporation, with such proposed nominee's fiduciary duties under applicable law, (ii) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee's individual capacity and on behalf of the shareholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership, trading policies and guidelines of the Corporation; and (C) any other information the Corporation reasonably requires to determine the eligibility of the proposed nominee to serve as a director of the Corporation.
(d)Obligation to Update Information Required in Shareholder Notice. A shareholder providing notice pursuant to Section 1.3(c) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)General.

(1)Only persons nominated in accordance with the procedures set forth in this Section 1.3 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before an annual or special meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3 and (ii) if any proposed nomination or business is not in compliance with this Section 1.3 (including a breach by the shareholder or any beneficial owner on whose behalf the nomination or proposal is made of the representation made by such person in response to the requirements of clause (c)(3)(iv) of this Section 1.3), declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.3, if the shareholder (or a qualified representative of the shareholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)For purposes of this Section 1.3, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)A shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.3. This Section 1.3 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 1.3 shall affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.4    PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Board of Directors.

1.5    NOTICE OF MEETINGS. Notice stating the date, time and place of the shareholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called shall be provided by the Corporation to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice.

1.6    CONDUCT OF MEETING.

(a)    Chairman of the Meeting. Meetings of shareholders shall be presided over by the Chairman or by another chairman designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting.

(b)    Rules and Regulations. The Board of Directors may adopt by resolution any rules and regulations for the conduct of the meeting of shareholders as it deems appropriate. Except to the extent inconsistent with rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting determines; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the Board of Directors or the chairman of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure.

(c)    Adjournment. Any annual or special meeting of shareholders may be adjourned only by the chairman of the meeting from time to time to reconvene at the same or some other time, date and place, and notice need not be given of any such adjourned meeting if the time, date and place are announced at the meeting at which the adjournment occurs. The shareholders present at a meeting shall not have authority to adjourn the meeting. At the adjourned meeting at which a quorum is present, the shareholders may transact any business that might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

1.7    FIXING OF RECORD DATE. The Board of Directors may fix a record date to determine the shareholders entitled to notice of a shareholders meeting, demand a special meeting, vote, take any other action or receive payment of any share or cash dividend or other distribution. This date shall not be earlier than seventy (70) days or, in the case of a meeting, later than ten (10) days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders meeting is the close of business on the day before the notice is first sent to shareholders. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board of Directors authorizes the share or cash dividend or other distribution.

1.8    VOTING REQUIREMENTS. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

1.9    ACQUISITION OF CONTROL SHARES. As provided in Section 10, Chapter 820, Oregon Laws 1987 and to the fullest extent permitted by that section, the Corporation shall be authorized to require a holder of control shares to sell the control shares to the Corporation for fair value. The term “control shares” shall have the same meaning as that term has in Chapter 820, Oregon Laws 1987. The procedures for acquisition of control shares pursuant to this section shall be that the Board of Directors shall determine the fair value of the control shares and shall give notice to the holder of the control shares of the fair value and the time at which payment for the control shares will be available. The Corporation will then make payment for the control shares against delivery of the shares.

ARTICLE II

BOARD OF DIRECTORS

2.1    DUTIES OF BOARD OF DIRECTORS. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

2.2    NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be at least seven (7) and no more than twelve (12). Within this range, the number of directors shall be determined from time to time by the Board of Directors. Until the 2012 annual meeting of shareholders, the directors shall be divided into three (3) classes as nearly equal in number as possible, with the term of office of each class to expire at the third annual meeting of shareholders following the election of directors to such class, so that the term of one (1) class of directors will expire each year. At and after each annual meeting of shareholders commencing in 2012, directors elected to succeed those directors whose terms expire shall be elected to serve one (1) year. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. No reduction in the number of directors shall shorten the term of any incumbent director. Directors need not be residents of Oregon or shareholders of the Corporation.

2.3    REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Oregon without notice other than the resolution.

2.4    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman or by one-third (1/3) of the directors. The person or persons authorized to call special meetings of the Board of

Directors may fix any place in or out of Oregon as the place for holding any special meeting of the Board of Directors called by them.

2.5    NOTICE. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least twenty-four (24) hours prior to the meeting by notice communicated in person or by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) five (5) days after its deposit in the U. S. mail, as evidenced by the postmark, if mailed postpaid and correctly addressed or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

2.6    WAIVER OF NOTICE. A director may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.7    QUORUM. A majority of the number of directors set forth in Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

2.8    MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, by the Articles of Incorporation or by these Bylaws.

2.9    MEETING BY TELEPHONE CONFERENCE; ACTION WITHOUT MEETING.

(a)    Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

(b)    Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

2.10    VACANCIES. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Not more than two vacancies resulting from increases in the number of directors may be filled by the Board of Directors during any one period between annual meetings of shareholders of the Corporation, and not more than one such vacancy may be so filled in any calendar year. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

2.11    COMPENSATION. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

2.12    PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

2.13    REMOVAL. All or any number of the directors may be removed without cause at a meeting called expressly for that purpose, by a vote of the holders of 75% of the shares then entitled to vote at an election of directors. All or any number of the directors may be removed with cause by the shareholders at a meeting called expressly for that purpose.

2.14    RESIGNATION. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five (5) days after its deposit in the U. S. mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

ARTICLE III

COMMITTEES OF THE BOARD

3.1    COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act.

3.2    CHANGES OF SIZE AND FUNCTION. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

3.3    CONDUCT OF MEETINGS. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

3.4    COMPENSATION. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE IV

OFFICERS

4.1    NUMBER. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and, if desired by the Board of Directors, a Treasurer. The Chairman shall also be an officer if designated by the Board of Directors as chief executive officer, but shall not otherwise be considered to hold an officer position. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

4.2    ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.

4.3    REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4    VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.5    CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate a chief executive officer of the Corporation, who may be either the Chairman or the President. The chief executive officer shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors.

4.6    CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer of the Corporation, who may be any executive officer of the Corporation unless the Chairman is designated chief executive officer, in which case the President shall serve as chief operating officer. The chief operating officer, if one is designated, shall have such general supervision, direction and control of the business and affairs of the Corporation as shall be delegated to the chief operating officer by the chief executive officer or by the Board of Directors.

4.7    CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer of the Corporation, who shall be a Vice President of the Corporation. The chief financial officer, if one is designated, shall be the principal financial accounting officer of the Corporation and, if a Treasurer of the Corporation is not separately appointed, shall have the duties of the Treasurer set forth in Section 4.12 below. The chief financial officer shall perform such other duties as the Board of Directors may require.

4.8    CHAIRMAN OF THE BOARD. The Chairman shall be selected by the Board of Directors from within its membership and shall preside at all meetings of shareholders and directors. At the election of the Board of Directors, the Chairman may also be designated chief executive officer of the Corporation. The Chairman may execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments. The Chairman shall from time to time report to the Board of Directors all matters within the Chairman's knowledge affecting the Corporation that should be brought to the attention of the Board. The Chairman shall perform such other duties as may be required by the Board of Directors.

4.9    PRESIDENT. The President shall serve as either the chief executive officer or chief operating officer of the Corporation, as designated by the Board of Directors, and shall have such general supervision, direction and control of the business and affairs of the Corporation set forth under Section 4.5 or 4.6, above, as applicable. The President may execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments. The President shall vote all shares of stock in other corporations owned by the Corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the Corporation with respect to such stock. In the absence of the Chairman, or in the event of the Chairman's death, inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting, shall have all the powers and be subject to all the restrictions upon the Chairman. The President shall perform such other duties as may be required by the Board of Directors.

4.10    VICE PRESIDENTS. In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as may be assigned from time to time by the Chairman, the President or by the Board of Directors.

4.11    SECRETARY. The Secretary shall keep the minutes of all meetings of the directors and shareholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the Corporation and shall perform such other duties as may be required by the Board of Directors.

4.12    TREASURER. The Treasurer shall keep correct and complete records of accounts showing the financial condition of the Corporation. The Treasurer shall be legal custodian of all monies, notes, securities and other valuables that may come into the possession of the Corporation. The Treasurer shall deposit all funds of the Corporation that come into the Treasurer's hands in depositories that the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the Corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as the Board of Directors may require.

4.13    SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a director of the Corporation.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND OTHER AGENTS

5.1    DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors and officers to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment).

5.2    EMPLOYEES AND OTHER AGENTS. The Corporation shall have power to indemnify its employees and other agents as set forth in the Act.

5.3    NO PRESUMPTION OF BAD FAITH. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

5.4    ADVANCES OF EXPENSES. The expenses incurred by a director or officer in any proceeding shall be paid by the Corporation in advance at the written request of the director or officer, if the director or officer:

(a)    furnishes the Corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the Corporation; and

(b)    furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Bylaw or otherwise.

5.5    ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer who serves in such capacity at any time while this Bylaw and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.6    NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

5.7    SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such person.

5.8    INSURANCE. To the fullest extent permitted by the Act, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

5.9    AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any current or former director, officer, employee or agent of the Corporation.

5.10    SAVINGS CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

5.11    CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:
(a)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)    The term “expenses” shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 5.5 of this Bylaw, but shall not include amounts paid in settlement, judgments or fines.

(c)    The term “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

(d)    References to a “director,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)    References to “other enterprises” shall include employee benefit plans; references to “fines” in the Act shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Bylaw.

(f)    References to “this Bylaw” shall mean the provisions contained in Article V, “Indemnification of Officers, Directors, Employees and Other Agents.”

ARTICLE VI

ISSUANCE OF SHARES

6.1    ADEQUACY OF CONSIDERATION. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

6.2    CERTIFICATES FOR SHARES.

(1)Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the Act and these Bylaws. The certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the Chairman, the President or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

(2)Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, the Bylaws, securities laws, a shareholders agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

(3)All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued on terms prescribed by the Board of Directors.

(4)Notwithstanding anything in this Section 6.2, the Corporation may issue shares of its capital stock without such shares being represented by certificates to the extent permitted by the Act.

6.3    TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

6.4    OFFICER CEASING TO ACT. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1    CONTRACTS. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

7.2    LOANS. The Corporation shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

7.3    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors.

7.4    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositaries as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1    SEVERABILITY. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective, shall not affect or invalidate any other provision of these Bylaws.

8.2    AMENDMENTS. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.